Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(2,317,682)
Unrealized Gain (Loss) on Market Value of Futures	1,658,261
Interest Income	4,359
ETF Transaction Fees	3,000
Total Income (Loss)	$(652,062)

Expenses
Investment Advisory Fee	$5,902
Brokerage Commissions	3,031
NYMEX License Fee	283
Non-interested Directors' Fees and Expenses	119
Audit & K-1 Tax Expense	(129,925)
Total Expenses	(120,590)
Audit & K-1 Tax Expense Waiver	127,952
Net Expenses	$7,362
Net Gain (Loss)	$(659,424)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 12/1/08	$11,991,967
Additions (500,000 Units)	8,876,876
Net Gain (Loss)	(659,424)

Net Asset Value End of Period	$20,209,419
Net Asset Value Per Unit (1,000,000 Units)	$20.21

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2008 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502